Exhibit 10.39

MEDIVATION, INC.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Medivation, Inc. (the “Company”), pursuant to its Amended and Restated 2004 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the optionee listed below (the “Optionee”), an option to purchase the number of shares of the Company’s Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement (which is attached hereto as Attachment I) and the Plan, both of which are incorporated in this Stock Option Grant Notice (this “Grant Notice”) by reference. Capitalized terms not defined herein shall have the meanings set forth in the Plan or the Stock Option Agreement.

Optionee:

Grant Date:

Exercise Price per Share:	$ per share

Total Number of Shares Granted:

Expiration Date:

Type of Option:	Non-Qualified Stock Option
Exercise Schedule:	Same as Vesting Schedule.

Vesting Schedule: Twenty-five percent (25%) of the shares of Stock subject to the Option (rounded down to the next whole number of shares) shall vest one year after the Grant Date, and 1/48th of the shares of Stock subject to the Option (rounded down to the next whole number of shares) shall vest on the first day of each full month thereafter, so that all of the shares subject to the Option shall be vested on the first day of the 48th month after the Grant Date; provided, however, that vesting shall terminate upon the Optionee’s Termination of Service (as defined in the Stock Option Agreement).

Additional Terms/Acknowledgements: The Optionee acknowledges receipt of, and understands and agrees to the terms of the Grant Notice, the Stock Option Agreement and the Plan (together, the “Award Documents”). The Optionee further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between the Optionee and the Company regarding the Option and supersede all prior oral and written agreements on that subject, with the exception, if applicable, of (i) any employment or severance arrangement that would provide for vesting acceleration of the Option upon the terms and conditions set forth therein, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting the Option, the Optionee acknowledges having received and read the Award Documents and agrees to all of the terms and conditions set forth in such documents. The Optionee consents to receive Award Documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. The Optionee may designate receipt and acceptance of the Option and the terms of the Stock Option Agreement via electronic confirmation in accordance with instructions that accompany delivery of this Grant Notice and Stock Option Agreement by the Company or an authorized representative of the Company to Optionee.

Attachment I

MEDIVATION, INC.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE AWARD PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Pursuant to this Stock Option Agreement (this “Agreement”), Medivation, Inc. (the “Company”) has granted the Optionee a non-qualified stock option under the Company’s Amended and Restated 2004 Equity Incentive Award Plan, as amended from time to time (the “Plan”), to purchase the number of shares of Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1933, as amended. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Cause” will have the meaning ascribed to such term in any written employment or agreement between the Optionee and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to the Optionee, the occurrence of any of the following events: (i) the Optionee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the Optionee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any of its Affiliates; (iii) the Optionee’s intentional, material violation of any contract or agreement between the Optionee and the Company or any of its Affiliates or of any statutory duty owed to the Company or any of its Affiliates; (iv) the Optionee’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any of its Affiliates; or (v) the Optionee’s gross misconduct. The determination that the Optionee’s Termination of Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Optionee’s Termination of Service was for Cause or without Cause for the purposes of outstanding Options held by the Optionee will have no effect upon any determination of the rights or obligations of the Company or the Optionee for any other purpose.

(c) “Director” means a member of the Board. “Director” shall include both a member of the Board who is an Employee and a “Non-Employee Director” (as defined in the Plan).

(d) “Exercise Notice” means written or electronic notice in a form authorized by the Company stating that the Option or a portion of the Option is exercised. An electronic Exercise Notice must be digitally signed or authenticated by the Optionee in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Optionee is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Optionee and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company).

(e) “Grant Date” means the date of grant set forth in the Grant Notice.

(f) “Termination of Service” means that the Optionee’s service with the Company or an Affiliate in all capacities, whether as an employee, director and/or consultant, has been materially interrupted or terminated. A change in the capacity in which the Optionee renders service to the Company or an Affiliate as an employee, director and/or consultant, or a change in the entity for which the Optionee renders such service, provided that there is no material interruption or termination of the Optionee’s service with the Company or an Affiliate, shall not be a Termination of Service; provided, however, that if the only entity for which an Optionee is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Optionee shall be considered to have a Termination of Service on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether service shall be considered materially interrupted or terminated in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Any such determination shall be made in compliance with Section 422 of the Code. Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee’s employment and/or consultancy at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Optionee’s agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement.

2.2 Purchase Price. The purchase price of the shares of Stock subject to the Option per share shall be as set forth in the Grant Notice, without commission or other charge.

2.3 Consideration to the Company. In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to (a) continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee, if the Optionee is an Employee, or (b) continue to provide services to the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate the services of Optionee, if the Optionee is a consultant, at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.3 and 5.11, the Option shall become exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become exercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.

3.2 Duration of Exercisability. The installments provided for in Section 3.1(a) are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the Grant Date;

(b) Immediately upon the Optionee’s Termination of Service for Cause;

(c) The expiration of ninety days following the date of the Optionee’s Termination of Service, unless, if Optionee is an Employee of the Company or any of its Subsidiaries, such Termination of Service occurs by reason of the Optionee’s discharge for Cause, or by reason of the Optionee’s death, or Disability or as set forth in a written agreement with the Company; or

(d) The expiration of one year following the date of the Optionee’s Termination of Service by reason of the Optionee’s death or Disability if Optionee is an Employee of the Company or any of its Subsidiaries.

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Optionee’s beneficiary designated in accordance with Section 10.4 of the Plan. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee’s will or the laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised by delivery of written or electronic notice to the Company, or to an authorized representative of the Company (including a third party administrator designated by the Company), all of the following prior to the time when the Option or such portion thereof expires under Section 3.3:

(a) An Exercise Notice, in written or electronic form, signed or authenticated by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee. Such Exercise Notice shall state the number of whole shares of Stock for which any vested portion of the Option is being exercised and such other representations as may be required pursuant to the provisions of this Agreement; and

(b) (i) Full payment (in cash or by check) for the shares with respect to which the Option or portion thereof is exercised, to the extent permitted under applicable laws; or

(ii) With the consent of the Committee, such payment may be made, in whole or in part, through the delivery of shares of Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iii) To the extent permitted under applicable laws, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and

(c) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Committee, (i) shares of Stock owned by the Optionee for at least six months duly endorsed for transfer or (ii) shares of Stock issuable to the Optionee upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the statutory minimum sums required to be withheld, may be used to make all or part of such payment; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

4.4 Conditions to Issuance of Shares. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall issue the Shares either (i) in certificate form or (ii) in book-entry form, registered in the Optionee’s name, with legends, or notations, as applicable referring to any applicable terms, conditions and restrictions, including, without limitation, any transfer restrictions, and shall not be required to so issue shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

4.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such Shares have been issued (whether in certificate form or book-entry form) to such holder in accordance with Section 4.4.

ARTICLE V

OTHER PROVISIONS

5.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

5.2 Option Not Transferable.

(a) Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Agreement, with the consent of the Committee, the Option may be transferred to, exercised by and paid to certain persons or entities related to the Optionee, including but not limited to members of the Optionee’s family, charitable institutes or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee’s family or to such other persons or entities as may be expressly approved by the Committee (each a “Permitted Transferee”), pursuant to such conditions and procedures as the Committee may require.

(c) Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Committee may require, a Permitted Transferee may exercise the Option or any portion thereof during the Optionee’s lifetime. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Optionee’s beneficiary designated in accordance with Section 10.4 of the Plan. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee’s will or the laws of descent and distribution.

5.3 Restrictive Legends and Stop-Transfer Orders.

(a) The share certificate or certificates or book-entry interests, as applicable, evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b) The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

5.5 Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s designated beneficiary if any, or the person otherwise entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.5.

5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7 Stockholder Approval. The Plan will be submitted for approval by the Company’s stockholders within twelve months after the date the Plan was initially adopted by the Board. The Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the end of said twelve month period, the Option shall thereupon be canceled and become null and void.

5.8 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof.

5.9 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.